NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS SECOND QUARTER RESULTS

OLNEY, MARYLAND, July 24, 2008 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the second quarter of 2008 of $5.7 million ($.34 per diluted share) compared to $8.2 million ($.51 per diluted share) for the second quarter of 2007 and $8.2 million ($.50 per diluted share) for the linked first quarter of 2008.

Net income for the six-month period ending June 30, 2008 totaled $13.9 million ($.84 per diluted share) compared to $15.7 million ($1.00 per diluted share) for the prior year period.

Sandy Spring Bancorp’s return on average stockholders’ equity was 7.09% for the second quarter of 2008, compared to 11.45% for the same period in the prior year. Return on average assets for the second quarter of 2008 was 0.73%, compared to 1.10% for the second quarter of 2007.

For the first six months of 2008, return on average stockholders’ equity was 8.76%, compared to 11.69% for the first six months of 2007. Return on average assets for the first six months of 2008 was .90%, compared to 1.11% for the first six months of 2007.

Second Quarter and Year-to-Date Highlights:

•
Net interest income increased 4% for the quarter over the prior year period and increased 2% versus the linked first quarter of 2008. For the year-to-date, net interest income increased 7% in 2008 compared to 2007.

•
Noninterest income increased 8% for the quarter over the prior year period and decreased 8% compared to the linked first quarter of 2008, while noninterest income for the first six months of 2008 increased 12% compared to the first six months of 2007.

•	Loans and deposits increased 7% and 1% respectively for the year-to-date, compared to December 31, 2007.

•
The provision for loan and lease losses totaled $6.2 million for the quarter compared to $0.8 million for the second quarter of 2007 and $2.7 million for the linked first quarter of 2008. For the year-to-date, the provision for loan and lease losses totaled $8.9 million compared to $1.6 million in 2007. These increases were in response to internal risk rating downgrades primarily in the residential real estate development portfolio.

•
The net interest margin declined to 3.96% for the second quarter compared to 4.08% for the prior year quarter and 3.99% for the linked first quarter of 2008. For the year-to-date, the net interest margin declined to 3.97% compared to 4.08% for 2007.

•
Noninterest expenses remained virtually unchanged for the quarter compared to the prior year period and increased 1% versus the linked first quarter of 2008. For the first six months of 2008, noninterest expenses increased 2% compared to the first six months of 2007.

“Non-performing assets increased from the first quarter as a result of the condition of the real estate market, especially its effect on local residential real estate developers with whom we have relationships. We are aggressively monitoring credit quality and have been proactive in identifying and dealing with the problem credits which gave rise to the higher provision for loan and lease losses discussed above,” said Hunter R. Hollar, Chief Executive Officer of Sandy Spring Bancorp. "We continue to believe that our conservative loan underwriting standards and our comprehensive methodology for risk-rating our loans will serve us well as we manage through the challenges presented by the current economic environment."

LIFT Progress

“Our strategic business improvement program, titled LIFT (Looking Inward for Tomorrow) continues to show positive results,” said Daniel J. Schrider, President of Sandy Spring Bancorp. “Noninterest expenses increased only 1% compared to the linked first quarter as we continued to emphasize control over salary and benefits and other discretionary expenses. This minimal increase in noninterest expenses together with an 8% increase in noninterest income for the quarter produced an efficiency ratio of 59.7% compared to 62.3% for the prior year quarter and 59.2% for the linked first quarter of 2008.”

Noninterest expenses for the quarter remained unchanged compared to the second quarter of 2007 and increased 2% for the first six months of 2008 compared to the prior year period. Salary and benefits expenses increased 1% for the quarter and 2% for the year to date compared to the same periods in 2007. These increases reflected cost savings from corporate benefit plans, particularly pension expense, which were offset by annual merit increases that occurred at the end of the first quarter. Discretionary spending decreased 6% for the second quarter of 2008 compared to 2007 and also decreased 7% compared to the first six months of 2007.

Review of Balance Sheet and Credit Quality

Comparing June 30, 2008 balances to June 30, 2007, total assets increased 2% to $3.2 billion due mainly to continued growth in the commercial loan portfolio. Total loans and leases increased 12% to $2.4 billion compared to the prior year. This increase in loans was comprised mainly of a 14% increase in commercial loans. Compared to the linked first quarter of 2008, total loans increased 3%.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, decreased 4% to $2.4 billion at June 30, 2008 compared to the prior year. On a linked quarter basis, such customer funding sources decreased 2% compared to the first quarter of 2008. This decrease was due primarily to intense competition for deposits in the Company’s market area. Borrowings from the Federal Home Loan Bank of Atlanta increased 73% to $395 million compared to the prior year. Compared to the linked first quarter of 2008, such borrowings increased 17%. These increases were necessary to fund loan growth due to the lack of growth in customer funding sources mentioned above and to take advantage of opportunities to borrow at rates lower than those typically offered on deposits.

Stockholders’ equity totaled $320.2 million at quarter-end, and represented 10.1% of total assets, compared to 9.9% at June 30, 2007.

The provision for loan and lease losses totaled $6.2 million for the second quarter of 2008 compared to $0.8 million for the second quarter of 2007 and $2.7 million for the linked first quarter of 2008. As discussed above, these increases were primarily due to a higher level of nonperforming loans, specifically in the residential real estate development portfolio. The allowance for loan and lease losses represented 1.38% of outstanding loans and leases at June 30, 2008.

Non-performing assets totaled $64.9 million at June 30, 2008 compared to $46.9 million at March 31, 2008 and $22.2 million at June 30, 2007. The increase over the linked first quarter of 2008 was due primarily to two residential real estate development loans totaling $10.6 million which management believes are adequately reserved or well secured. The increase over the prior year also reflects three residential real estate development loans, in addition to the two mentioned above, totaling $15.7 million which management believes are also adequately reserved or well secured.

Income Statement Review

Comparing the second quarter of 2008 and 2007, net interest income increased by $0.9 million, or 4%, due primarily to continued growth in the loan portfolio which was largely offset by the decline in market interest rates due to a full quarter effect of the interest rate cuts by the Federal Reserve during the first quarter of 2008. Such activity caused loan yields to decline faster than yields on deposits due to the Company’s asset sensitive position and produced a net interest margin decrease to 3.96% in 2008 from 4.08% in 2007.

Noninterest income increased to $11.7 million in the second quarter of 2008 as compared to $10.9 million in 2007, an increase of 8%. Service charges on deposit accounts increased 22% due primarily to higher overdraft fees while Visa® check fees increased 6% reflecting continued growth in electronic transactions. Trust and investment management fees increased 6%. These increases were somewhat offset by a decrease in gains on sales of mortgage loans of 16% due to lower mortgage volumes reflecting market conditions.

Noninterest expenses were $24.9 million in the second quarter of 2008 compared to $25.0 million in 2007, a decrease of $.1 million. Salaries and benefits expenses increased 1% which was offset by a 28% decrease in marketing expenses. Other expenses decreased slightly due largely to the effect of project LIFT. Intangibles amortization increased 8% as a result of the acquisition of CN Bancorp, Inc. in the second quarter of 2007.

Comparing the first six months of 2008 and 2007, net interest income increased by $3.5 million, or 7%, due primarily to continued growth in the loan portfolio which was offset to some extent by the decline in market interest rates due to Federal Reserve actions mentioned above. These factors produced a net interest margin decrease to 3.97% in 2008 from 4.08% in 2007.

Noninterest income increased to $24.4 million for the first six months of 2008 as compared to $21.8 million in 2007, an increase of 12%. Service charges on deposit accounts increased 26% due primarily to higher overdraft fees while Visa® check fees increased 11% reflecting continued growth in electronic transactions. Trust and investment management fees increased 6%. Other noninterest income increased 40% due primarily to higher accrued gains on mortgage commitments resulting from adoption of a new accounting principle in the first quarter and due to valuation adjustments on matched commercial loan swaps. These increases were somewhat offset by a decrease of 17% in insurance agency commissions due to lower fees on commercial lines and reduced contingency fees.

Noninterest expenses were $49.6 million for the first six months of 2008 compared to $48.6 million in 2007, an increase of $1.0 million or 2%. Occupancy expenses increased 6% due to higher rent and utility expenses from an expanded branch network. Outside data services increased 10% due mainly to the overall growth in the loan and deposit portfolios and the branches added from the acquisition of CN Bancorp, Inc. and Potomac Bank in 2007. These increases were largely offset by an 18% decrease in marketing expenses while other expenses remained virtually unchanged due to valuation adjustments on the matched commercial loan swaps mentioned above which were offset by expense reductions from project LIFT. Intangibles amortization increased 22% as a result of the two acquisitions.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 800-860-2442; a password is not necessary. Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available at the Web site until 9:00 a.m. (ET) August 22, 2008. A telephone voice replay will also be available during that same time period at 877-344-7529. Please use pass code #421245 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.2 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Hunter R. Hollar, Chief Executive Officer, or
Daniel J. Schrider, President, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail: HHollar@sandyspringbank.com
DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2007, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2008	2007	Change	2008	2007	Change
Profitability for the period:
Net interest income	$27,119	$26,199	4%	$53,698	$50,214	7%
Provision for loan and lease losses	6,189	780	693	8,856	1,619	447
Noninterest income	11,695	10,873	8	24,391	21,779	12
Noninterest expenses	24,886	24,959	(0)	49,589	48,573	2
Income before income taxes	7,739	11,333	(32)	19,644	21,801	(10)
Net income	$5,651	$8,169	(31)	$13,856	$15,714	(12)

Return on average assets	0.73%	1.10%		0.90%	1.11%
Return on average equity	7.09%	11.45%		8.76%	11.69%
Net interest margin	3.96%	4.08%		3.97%	4.08%
Efficiency ratio - GAAP based *	64.11%	67.33%		63.50%	67.47%
Efficiency ratio - traditional *	59.73%	62.26%		59.45%	62.62%

Per share data:
Basic net income	$0.35	$0.51	(31)%	$0.85	$1.00	(15)%
Diluted net income	0.34	0.51	(33)	0.84	1.00	(16)
Dividends declared	0.24	0.23	4	0.48	0.46	4
Book value	19.56	18.62	5	19.56	18.62	5
Tangible book value	13.89	12.76	9	13.89	12.76	9
Average fully diluted shares	16,427,213	16,069,771		16,417,511	15,735,503

At period-end:
Assets	$3,164,123	$3,101,409	2%	$3,164,123	$3,101,409	2%
Deposits	2,294,791	2,386,226	(4)	2,294,791	2,386,226	(4)
Total Loans and leases	2,428,948	2,165,008	12	2,428,948	2,165,008	12
Securities	427,232	490,371	(13)	427,232	490,371	(13)
Stockholders' equity	320,218	306,255	5	320,218	306,255	5

Capital and credit quality ratios:
Average equity to average assets	10.22%	9.60%		10.25%	9.47%
Allowance for loan and lease losses to loans and leases	1.38%	1.09%		1.38%	1.09%
Nonperforming assets to total assets	2.05%	0.71%		2.05%	0.71%
Annualized net charge-offs (recoveries) to average loans and leases	0.11%	0.05%		0.04%	0.02%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Noninterest expenses–GAAP based	$24,886	$24,959	$49,589	$48,573
Net interest income plus noninterest income–
GAAP based	38,815	37,072	78,089	71,993

Efficiency ratio–GAAP based	64.11%	67.33%	63.50%	67.47%

Noninterest expenses–GAAP based	$24,886	$24,959	$49,589	$48,573
Less non-GAAP adjustment:
Amortization of intangible assets	1,117	1,031	2,241	1,833
Noninterest expenses–traditional ratio	23,769	23,928	47,348	46,740

Net interest income plus noninterest income–
GAAP based	38,815	37,072	78,089	71,993
Plus non-GAAP adjustment:
Tax-equivalency	1,061	1,364	2,201	2,649
Less non-GAAP adjustments:
Securities gains	79	4	653	6
Net interest income plus noninterest
income – traditional ratio	39,797	38,432	79,637	74,636

Efficiency ratio – traditional	59.73%	62.26%	59.45%	62.62%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
	June 30 (Unaudited)		December 31
	2008	2007	2007
Assets
Cash and due from banks	$62,630	$60,816	$63,432
Federal funds sold	11,678	57,083	22,055
Cash and cash equivalents	74,308	117,899	85,487

Interest-bearing deposits with banks	462	74,050	365
Residential mortgage loans held for sale (at fair value)	12,087	17,874	7,089
Investments available-for-sale (at fair value)	218,323	222,123	186,801
Investments held-to-maturity - fair value of $184,540
$251,553 and $240,995, respectively	180,556	248,463	234,706
Other equity securities	28,353	19,785	23,766

Total loans and leases	2,428,948	2,165,008	2,277,031
Less: allowance for loan and lease losses	(33,435)	(23,661)	(25,092)
Net loans and leases	2,395,513	2,141,347	2,251,939

Premises and equipment, net	52,928	54,318	54,457
Accrued interest receivable	12,658	16,850	14,955
Goodwill	78,376	77,457	76,585
Other intangible assets, net	14,390	18,878	16,630
Other assets	96,169	92,365	91,173
Total assets	$3,164,123	$3,101,409	$3,043,953

Liabilities
Noninterest-bearing deposits	$480,861	$490,545	$434,053
Interest-bearing deposits	1,813,930	1,895,681	1,839,815
Total deposits	2,294,791	2,386,226	2,273,868

Short-term borrowings	421,881	334,566	373,972
Other long-term borrowings	67,070	8,038	17,553
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	25,163	31,324	27,920
Total liabilities	2,843,905	2,795,154	2,728,313

Stockholders' Equity
Common stock -- par value $1.00; shares authorized
50,000,000; shares issued and outstanding 16,373,681
16,451,621 and 16,349,317, respectively	16,374	16,452	16,349
Additional paid in capital	84,759	86,669	83,970
Retained earnings	220,712	207,430	216,376
Accumulated other comprehensive loss	(1,627)	(4,296)	(1,055)
Total stockholders' equity	320,218	306,255	315,640
Total liabilities and stockholders' equity	$3,164,123	$3,101,409	$3,043,953

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Interest income:
Interest and fees on loans and leases	$36,696	$38,393	$75,165	$72,967
Interest on loans held for sale	122	272	218	467
Interest on deposits with banks	24	401	73	491
Interest and dividends on securities:
Taxable	1,880	3,750	4,578	7,621
Exempt from federal income taxes	2,972	2,581	5,303	5,308
Interest on federal funds sold	151	617	430	1,054
Total interest income	41,845	46,014	85,767	87,908
Interest expense:
Interest on deposits	10,583	15,577	23,605	29,365
Interest on short-term borrowings	3,063	3,586	6,342	7,067
Interest on long-term borrowings	1,080	652	2,122	1,262
Total interest expense	14,726	19,815	32,069	37,694
Net interest income	27,119	26,199	53,698	50,214
Provision for loan and lease losses	6,189	780	8,856	1,619
Net interest income after provision for loan and lease losses	20,930	25,419	44,842	48,595
Noninterest income:
Securities gains	79	4	653	6
Service charges on deposit accounts	3,202	2,630	6,232	4,938
Gains on sales of mortgage loans	653	773	1,375	1,411
Fees on sales of investment products	905	906	1,727	1,706
Trust and investment management fees	2,505	2,361	4,902	4,642
Insurance agency commissions	1,357	1,438	3,443	4,128
Income from bank owned life insurance	727	693	1,441	1,377
Visa check fees	761	717	1,457	1,307
Other income	1,506	1,351	3,161	2,264
Total noninterest income	11,695	10,873	24,391	21,779
Noninterest expenses:
Salaries and employee benefits	13,862	13,776	27,625	27,210
Occupancy expense of premises	2,619	2,709	5,418	5,126
Equipment expenses	1,560	1,501	2,999	3,103
Marketing	488	675	985	1,204
Outside data services	1,081	1,077	2,203	2,003
Amortization of intangible assets	1,117	1,031	2,241	1,833
Other expenses	4,159	4,190	8,118	8,094
Total noninterest expenses	24,886	24,959	49,589	48,573
Income before income taxes	7,739	11,333	19,644	21,801
Income tax expense	2,088	3,164	5,788	6,087
Net income	$5,651	$8,169	$13,856	$15,714
Basic net income per share	$0.35	$0.51	$0.85	$1.00
Diluted net income per share	0.34	0.51	0.84	1.00
Dividends declared per share	0.24	0.23	0.48	0.46

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)	2008		2007
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$42,903	$45,062	$47,519	$48,405	$47,378	$43,179
Interest expense	14,723	17,343	18,709	19,746	19,815	17,879
Tax-equivalent net interest income	28,180	27,719	28,810	28,659	27,563	25,300
Tax-equivalent adjustment	1,061	1,140	1,410	1,447	1,364	1,285
Provision for loan and lease losses	6,189	2,667	1,725	750	780	839
Noninterest income	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expenses	24,886	24,703	25,316	25,899	24,959	23,614
Income before income taxes	7,739	11,905	11,739	11,693	11,333	10,468
Income tax expense	2,088	3,700	3,372	3,512	3,164	2,923
Net Income	5,651	8,205	8,367	8,181	8,169	7,545
Financial ratios:
Return on average assets	0.73%	1.07%	1.10%	1.08%	1.10%	1.12%
Return on average equity	7.09%	10.45%	10.69%	10.55%	11.45%	11.96%
Net interest margin	3.96%	3.99%	4.19%	4.16%	4.08%	4.07%
Efficiency ratio - GAAP based *	64.11%	62.90%	65.28%	67.55%	67.33%	67.62%
Efficiency ratio - traditional *	59.73%	59.18%	60.22%	62.30%	62.26%	63.01%
Per share data:
Basic net income	$0.35	$0.50	$0.51	$0.50	$0.51	$0.49
Diluted net income	$0.34	$0.50	$0.51	$0.50	$0.51	$0.49
Dividends declared	$0.24	$0.24	$0.23	$0.23	$0.23	$0.23
Book value	$19.56	$19.50	$19.31	$18.92	$18.62	$17.51
Tangible book value	$13.89	$13.77	$13.60	$13.17	$12.76	$13.11
Average fully diluted shares	16,427,213	16,407,778	16,422,161	16,508,922	16,069,771	15,400,865
Noninterest income breakdown:
Securities gains	$79	$574	$15	$22	$4	$2
Service charges on deposit accounts	3,202	3,030	3,211	2,999	2,630	2,308
Gains on sales of mortgage loans	653	722	590	738	773	638
Fees on sales of investment products	905	822	518	765	906	800
Trust and investment management fees	2,505	2,397	2,581	2,365	2,361	2,281
Insurance agency commissions	1,357	2,086	1,203	1,294	1,438	2,690
Income from bank owned life insurance	727	714	732	720	693	684
Visa check fees	761	696	747	730	717	590
Other income	1,506	1,655	1,783	1,497	1,351	913
Total	11,695	12,696	11,380	11,130	10,873	10,906
Noninterest expense breakdown:
Salaries and employee benefits	$13,862	$13,763	$13,343	$14,654	$13,776	$13,434
Occupancy expense of premises	2,619	2,799	2,288	2,946	2,709	2,417
Equipment expenses	1,560	1,439	1,829	1,631	1,501	1,602
Marketing	488	497	674	359	675	529
Outside data services	1,081	1,122	1,094	870	1,077	926
Amortization of intangible assets	1,117	1,124	1,124	1,123	1,031	802
Other expenses	4,159	3,959	4,964	4,316	4,190	3,904
Total	24,886	24,703	25,316	25,899	24,959	23,614

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)	2008		2007
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$461,000	$459,768	$456,305	$439,091	$427,252	$404,177
Residential construction loans	199,602	183,690	166,981	154,908	154,444	144,744
Commercial mortgage loans	752,905	732,692	662,837	645,790	660,004	621,692
Commercial construction loans	273,059	256,714	262,840	246,569	236,278	225,108
Commercial loans and leases	356,256	354,509	351,773	343,653	316,409	282,854
Consumer loans	386,126	376,650	376,295	371,588	370,621	357,607
Total loans and leases	2,428,948	2,364,023	2,277,031	2,201,599	2,165,008	2,036,182
Less: allowance for loan and lease losses	(33,435)	(27,887)	(25,092)	(23,567)	(23,661)	(22,186)
Net loans and leases	2,395,513	2,336,136	2,251,939	2,178,032	2,121,347	2,013,996
Goodwill	78,376	78,111	76,585	76,625	77,457	53,913
Other intangible assets, net	14,390	15,507	16,630	17,754	18,878	15,244
Total assets	3,164,123	3,160,896	3,043,953	2,965,492	3,101,409	2,945,477
Total deposits	2,294,791	2,340,568	2,273,868	2,280,102	2,386,226	2,274,322
Customer repurchase agreements	93,919	101,666	98,015	122,130	113,622	114,712
Total stockholders' equity	320,218	318,967	315,640	310,624	306,255	275,319
Quarterly average balance sheets:
Residential mortgage loans	$462,858	$463,597	$453,568	$441,190	$426,496	$406,886
Residential construction loans	193,822	174,626	163,922	151,306	151,785	151,194
Commercial mortgage loans	733,905	690,289	649,101	647,659	630,335	565,277
Commercial construction loans	261,360	266,098	252,705	244,975	239,299	203,371
Commercial loans and leases	359,287	351,862	339,744	323,439	300,325	246,218
Consumer loans	380,911	378,261	374,572	370,585	362,221	353,668
Total loans and leases	2,392,143	2,324,733	2,233,612	2,179,154	2,110,461	1,926,614
Securities	431,182	427,819	451,168	458,984	523,507	551,566
Total earning assets	2,862,012	2,795,453	2,725,801	2,733,572	2,711,225	2,518,797
Total assets	3,134,440	3,072,428	3,006,086	3,019,065	2,979,820	2,743,890
Total interest-bearing liabilities	2,344,266	2,311,629	2,222,387	2,214,606	2,212,376	2,048,323
Noninterest-bearing demand deposits	441,330	412,369	439,967	463,018	450,887	408,954
Total deposits	2,306,867	2,260,837	2,283,122	2,340,004	2,290,413	2,099,409
Customer repurchase agreements	92,968	94,841	112,828	113,425	109,187	101,805
Stockholders' equity	320,409	315,755	310,605	307,564	286,040	255,781
Capital and credit quality measures:
Average equity to average assets	10.22%	10.28%	10.33%	10.19%	9.60%	9.32%
Loan and lease loss allowance to loans and leases	1.38%	1.18%	1.10%	1.07%	1.09%	1.09%
Nonperforming assets to total assets	2.05%	1.48%	1.15%	0.87%	0.71%	0.24%
Annualized net charge-offs (recoveries) to
average loans and leases	0.11%	(0.02)%	0.04%	0.16%	0.05%	0.00%
Miscellaneous data:
Net charge-offs (recoveries)	$641	($129)	$200	$844	$265	($17)
Nonperforming assets:
Non-accrual loans and leases	60,373	37,353	23,040	17,362	18,818	1,982
Loans and leases 90 days past due	2,538	8,244	11,362	8,009	3,347	5,084
Restructured loans and leases	655	655	0	0	0	0
Other real estate owned, net	1,352	661	461	431	0	0
Total nonperforming assets	64,918	46,913	34,863	25,802	22,165	7,066

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Three Months Ended June 30,
		2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$470,144	$7,127	6.06%	$426,496	$6,413	6.01%
Residential construction loans	193,822	2,826	5.86	151,785	2,759	7.29
Commercial mortgage loans	733,905	12,421	6.81	630,335	11,602	7.39
Commercial construction loans	261,360	3,455	5.32	239,299	5,428	9.10
Commercial loans and leases	359,287	6,000	6.71	300,325	6,157	8.21
Consumer loans	380,911	4,989	5.27	362,221	6,306	6.98
Total loans and leases	2,399,429	36,818	6.16	2,110,461	38,665	7.34
Securities	431,182	5,913	5.55	523,507	7,695	5.91
Interest-bearing deposits with banks	4,128	24	2.33	30,642	401	5.26
Federal funds sold	27,273	151	2.23	46,615	617	5.31
TOTAL EARNING ASSETS	2,862,012	42,906	6.03%	2,711,225	47,378	7.01%

Less: allowance for loan and lease losses	(28,450)			(22,642)
Cash and due from banks	48,929			58,076
Premises and equipment, net	53,476			51,509
Other assets	198,473			181,652
Total assets	$3,134,440			$2,979,820

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$251,190	$180	0.29%	$240,590	$213	0.35%
Regular savings deposits	159,888	127	0.32	161,066	137	0.34
Money market savings deposits	684,663	2,683	1.58	615,235	5,761	3.76
Time deposits	769,796	7,593	3.97	822,635	9,466	4.62
Total interest-bearing deposits	1,865,537	10,583	2.28	1,839,526	15,577	3.40
Borrowings	478,729	4,143	3.48	372,850	4,238	4.56
TOTAL INTEREST-BEARING LIABILITIES	2,344,266	14,726	2.53	2,212,376	19,815	3.59

Noninterest-bearing demand deposits	441,330			450,887
Other liabilities	28,435			30,517
Stockholder's equity	320,409			286,040
Total liabilities and stockholders' equity	$3,134,440			$2,979,820

Net interest income and spread		28,180	3.50%		27,563	3.42%
Less: tax equivalent adjustment		1,061			1,364
Net interest income		27,119			26,199

Interest income/earning assets			6.03%			7.01%
Interest expense/earning assets			2.07			2.93
Net interest margin			3.96%			4.08%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of  interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.37% (or a combined marginal federal and state rate of 39.14%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4,267,000 in 2008 and $5,474,000 in 2007.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Six Months Ended June 30,
	2008			2007
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$466,870	$14,422	6.18%	$416,745	$12,491	5.99%
Residential construction loans	184,224	5,596	6.11	151,492	5,476	7.29
Commercial mortgage loans	712,097	24,269	6.85	597,986	21,851	7.37
Commercial construction loans	263,729	7,881	6.01	221,434	10,009	9.12
Commercial loans and leases	355,575	12,546	7.09	273,421	11,190	8.24
Consumer loans	379,586	10,669	5.65	357,968	12,417	6.99
Total loans and leases	2,362,081	75,383	6.41	2,019,046	73,434	7.32
Securities	429,500	12,082	5.70	537,458	15,578	5.88
Interest-bearing deposits with banks	5,538	73	2.63	18,885	491	5.25
Federal funds sold	31,613	430	2.74	40,153	1,054	5.29
TOTAL EARNING ASSETS	2,828,732	87,968	6.25%	2,615,542	90,557	6.98%

Less: allowance for loan and lease losses	(27,147)			(21,663)
Cash and due from banks	49,545			55,182
Premises and equipment, net	53,920			50,383
Other assets	198,384			161,646
Total assets	$3,103,434			$2,861,090

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$246,184	$351	0.29%	$235,897	$402	0.34%
Regular savings deposits	156,626	247	0.32	162,046	293	0.36
Money market savings deposits	696,836	7,350	2.12	581,373	10,735	3.72
Time deposits	757,356	15,657	4.16	786,087	17,935	4.60
Total interest-bearing deposits	1,857,002	23,605	2.56	1,765,403	29,365	3.35
Borrowings	470,945	8,464	3.61	365,401	8,329	4.59
TOTAL INTEREST-BEARING LIABILITIES	2,327,947	32,069	2.77	2,130,804	37,694	3.57

Noninterest-bearing demand deposits	426,850			430,036
Other liabilities	30,555			29,241
Stockholder's equity	318,082			271,009
Total liabilities and stockholders' equity	$3,103,434			$2,861,090

Net interest income and spread		55,899	3.48%		52,863	3.41%
Less: tax equivalent adjustment		2,201			2,649
Net interest income		53,698			50,214

Interest income/earning assets			6.25%			6.98%
Interest expense/earning assets			2.28			2.90
Net interest margin			3.97%			4.08%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.51% (or a combined marginal federal and state rate of 39.88%) for 2008 and a marginal state income tax rate of 6.37% (or a combined marginal federal and state rate of 39.14%) for 2007, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4,431,000 in 2008 and $5,342,000 in 2007.